SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 30, 2004

Diversified Corporate Resources, Inc.
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-13984 (Commission File Number)	75-1565578 (I.R.S. Employer Identification No.)
10670 North Central Expressway Suite 600 Dallas, Texas 75231 (Address of principal executive offices)
(972) 458-8500 (Registrant's telephone number, including area code)

       References to "DCRI," the "Company," "we," "us" and "our" in this current report refer to Diversified Corporate Resources, Inc., and its subsidiaries unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

       Certain statements and information included in this current report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this current report, the words or phrases "will", "will likely result", "are expected to", "will continue", "is anticipated", "estimated", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to the Company's financial condition, possible failure to comply with principal obligations and covenants in debt and other agreements, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, changes in law or regulations, failure to comply with American Stock Exchange requirements for continued listing of our common stock, demand for our products and services, conflicts of interest in related party transactions, regulatory matters, including the Company's inability to comply with its periodic reporting requirements, the effects of competition with entities with greater financial resources than those possessed by us, and shareholder dilution. Such factors could materially adversely affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed within this current report. Additional discussion of such factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in our filings with the Securities and Exchange Commission

Item 5. Other Events and Required FD Disclosure.

       The Company did not file its Form 10-K for the fiscal year ended December 31, 2003, with the Securities and Exchange Commission on or before April 14, 2004, the extended deadline established in the Company's Form 12b-25 filing. On April 16, 2004, we filed a Current Report on Form 8-K (the "Prior 8-K") in which we stated that the reason for our failure to file the Form 10-K on time was our inability to complete the 2003 financial statements in a timely manner and provided further specific reasons and disclosures about the projected financial results for 2003. In that report we also stated that we expect to file the Form 10-K, as well as amended Forms 10-Q for the first three quarters of 2003, within two weeks, i.e. on or before April 30, 2004.

       We are reporting today that we will not be able to file the Form 10-K and amended 10-Qs before the end of the projected two week period. The reason for the continuing delay is the fact that due to weaknesses in the Company's internal accounting controls as they relate to documentation of direct placement sales an expansion test is being conducted. This test has been time consuming. Barring the emergence of unusual and unexpected problems in the testing process, we expect to complete the audit of the 2003 financial statements and to file the Form 10-K and amended Forms 10-Q within the next two weeks.

       All disclosures made by us in the Prior 8-K with respect to the unaudited financial results for 2003 remain unchanged, except that a net loss of $4.87 million (or a loss of $1.59 per share) is now projected for 2003, rather than the net loss of $5.02 million (or a loss of $1.64 per share) reported in the Prior 8-K. These results could change, as the auditors have not yet completed their audit of the 2003 financial statements.

Item 7. Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable
(c)	Exhibits.
None

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Corporate Resources, Inc. Registrant
Date: April 30, 2004	By:	/S/ J. Michael Moore J. Michael Moore Chief Executive Officer (Principal Executive Officer)